UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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One North Federal Highway

Boca Raton, FL 33432

(561) 362-3400

April 15, 2010

Dear Shareholder,

The Board of Directors joins me in extending to you a cordial invitation to attend the 2010 Annual Meeting of Shareholders of 1st United Bancorp, Inc., which will be held on Tuesday, May 25, 2010, at 2:00 P.M. at The Boca Raton Historical Society, located at 71 North Federal Highway, Boca Raton, just north of our bank building. You may park in the parking lot at the Historical Society location, or in the parking garage in our adjacent bank building.

The attached Notice of Annual Meeting and Proxy Statement describe in detail the matters to be acted on at the meeting. We will also discuss the operations of 1st United Bancorp, Inc., and its wholly-owned subsidiary, 1st United Bank, and we trust you will attend.

Whether or not you plan to attend the meeting, please vote your shares by using the Internet or the telephone. Instructions for these convenient services are set forth on the enclosed proxy card. Of course, you may also vote your shares by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the enclosed envelope. If you submit your proxy and attend in person, you may change your vote at that time.

Sincerely,

Warren S. Orlando

Chairman of the Board

The accompanying Proxy Statement and Proxy Card are being mailed beginning on or around April 16, 2010 to all shareholders entitled to vote. The 1st United Bancorp 2010 Annual Report, which includes consolidated financial statements, is being mailed with this Proxy Statement.

One North Federal Highway

Boca Raton, FL 33432

(561) 362-3400

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 25, 2010

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of 1st United Bancorp, Inc. will be held at The Boca Raton Historical Society, located at 71 North Federal Highway, Boca Raton, 33432, at 2:00 p.m., local time, on Tuesday, May 25, 2010, for the following purposes:

1.	To elect a Board of Directors of the Company for the next year;

2.	To ratify the appointment of Crowe Horwath LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2010; and

3.	To transact any business as may properly come before the Annual Meeting or any adjournments or postponements.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 25, 2010. The Proxy Statement and the Annual Report to Shareholders are also available at www.1stunitedbankfl.com/proxy/.

The Board of Directors has fixed the close of business on March 23, 2010 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

Warren S. Orlando

Chairman of the Board

April 16, 2010

Boca Raton, Florida

TABLE OF CONTENTS

LETTER TO SHAREOWNERS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING	1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	4

PROPOSAL 1 – ELECTION OF DIRECTORS	6

CORPORATE GOVERNANCE	13

TRANSACTIONS WITH MANAGEMENT AND RELATED PERSONS	15

EXECUTIVE OFFICERS	16

EXECUTIVE COMPENSATION	17

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	23

REPORT OF THE AUDIT COMMITTEE	23

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	24

AUDIT FEES AND RELATED MATTERS	25

SHAREHOLDER PROPOSALS	25

DIRECTOR NOMINATIONS	25

HOUSEHOLDING	26

One North Federal Highway

Boca Raton, FL 33432

(561) 362-3400

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON

MAY 25, 2010

INFORMATION CONCERNING SOLICITATION AND VOTING

Introduction

We are furnishing this Proxy Statement and the enclosed Proxy Card on behalf of the Board of Directors (the “Board of Directors”) of 1st United Bancorp, Inc., a Florida corporation, for use at our 2010 Annual Meeting of Shareholders, or at any adjournments or postponements (the “Annual Meeting”), for the purposes set forth below and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Boca Raton Historical Society, located at 71 North Federal Highway, Boca Raton, 33432, at 2:00 p.m. local time, on Tuesday, May 25, 2010.

As used in this Proxy Statement, the terms “us”, “we”, and “our”, refer to 1st United Bancorp, Inc., and, where appropriate, 1st United Bancorp, Inc., and its subsidiaries. The term “Common Stock” means shares of our Common Stock, par value $.01 per share.

Shareholders Entitled to Notice and to Vote; Quorum

Only holders of record of our Common Stock at the close of business on March 23, 2010, which the Board of Directors has set as the record date, will be entitled to notice of, and to vote at, the Annual Meeting. As of the record date, we had 24,781,660 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Our shares of Common Stock were held by approximately 519 shareholders of record on the record date. Each shareholder of record of Common Stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. There are no cumulative voting rights in the election of directors.

The presence in person or by proxy of a majority of the shares entitled to vote is necessary to constitute a quorum at the Annual Meeting. The shares of Common Stock represented by properly executed Proxy Cards or properly authenticated voting instructions recorded electronically through the Internet or by telephone, will be counted for purposes of determining the presence of a quorum at the Annual Meeting. Abstentions and broker non-votes both will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Distinction Between Holding Shares as a Shareholder of Record and as a Beneficial Owner

Some of our shareholders hold their shares through a broker, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those shares owned beneficially.

▪	Shareholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are considered, with respect to those shares, the

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement	1

“shareholder of record.” As the shareholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the Annual Meeting.

▪

Beneficial Owner. If your shares are held in a brokerage account, by a trustee, or by another nominee, then you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee, or nominee how to vote and you also are invited to attend the Annual Meeting. However, because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee, or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

If you are not a shareholder of record, please understand that we do not know that you are a shareholder, or how many shares you own.

Voting Deadline

If you are a shareholder of record on the record date, then your proxy must be received no later than 11:59 p.m. on Monday, May 24, 2010 (the day before the Annual Meeting), to be counted. If you are the beneficial owner of your shares held through a broker, trustee, or other nominee, please follow the instructions of your broker, trustee, or other nominee in determining the deadline for submitting your proxy.

Voting Without Attending the Annual Meeting

Whether you hold shares directly as a shareholder of record or through a broker, trustee, or other nominee, you may direct how your shares are voted without attending the Annual Meeting. You may give voting instructions by the Internet, by telephone, or by mail. Instructions are on the Proxy Card. The appropriate individuals named on the enclosed proxy card will vote all properly executed proxies that are delivered in response to this solicitation, and not later revoked, in accordance with the instructions given by you.

Voting In Person

Shares held in your name as the shareholder of record on the record date may be voted in person at the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee, or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you vote by proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

The vote you cast in person will supersede any previous votes that you submitted, whether by Internet, telephone, or mail.

Voting Requirements

The Annual Meeting is being held to (1) elect our Board of Directors, (2) ratify the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010, and (3) transact such other or further business as may properly come before the Annual Meeting and any adjournment or postponement thereof. None of the proposals create dissenters’ or appraisal rights.

Our Board of Directors recommends that you vote your shares FOR each of the nominees for election to the Board and FOR the ratification of the appointment of our independent registered public accounting firm.

Our Bylaws provide that directors are elected by a plurality of the votes cast. The withholding of authority by a shareholder (including broker non-votes) as to the election of directors (Proposal 1) thus has no effect on the results of the election.

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Under Florida law, the ratification of the appointment of our independent registered public accounting firm (Proposal 2) must be approved by a majority of the votes cast. Abstentions and broker non-votes are not treated as votes “cast” and thus have no effect on the vote for Proposal 2.

Treatment of Voting Instructions

If you provide specific voting instructions, your shares will be voted as instructed.

If you hold shares as the shareholder of record and sign and return a Proxy Card or vote by Internet or telephone without giving specific voting instructions, then your shares will be voted FOR of each of the nominees for election to the Board of Directors, as set forth in Proposal 1, and FOR the ratification of the appointment of our independent registered public accounting firm, as set forth in Proposal 2.

If you are the beneficial owner of shares held through a broker, trustee, or other nominee, and you do not give instructions to that nominee on how you want your shares voted, then generally your nominee can vote your shares on certain “routine” matters. At the Annual Meeting, only Proposal 2 is considered “routine”, which means that your broker, trustee, or other nominee can vote your shares on Proposal 2 if you do not timely provide instructions to vote your shares. If you do not give a proxy to vote your shares, your broker, trustee, or other nominee may either:

▪	vote your shares on “routine” matters, or

▪	leave your shares unvoted.

If your broker, trustee, or other nominee that is entitled to vote your shares leaves those shares unvoted, it is called a “broker non-vote.” A “broker non-vote” will be treated as unvoted for purposes of determining approval for the proposal and will have the effect of neither a vote for nor a vote against the proposal. If you are the beneficial owner of shares held through a broker, trustee, or other nominee, and that nominee does not have discretion to vote your shares on a particular proposal and you do not give your broker instructions on how to vote your shares, then the votes will be considered broker non-votes.

You may have granted to your broker, trustee, or other nominee discretionary voting authority over your account. Your broker, trustee, or other nominee may be able to vote your shares depending on the terms of the agreement you have with your broker, trustee, or other nominee.

The persons identified as having the authority to vote the proxies granted by the Proxy Card will also have discretionary authority to vote, in their discretion, to the extent permitted by applicable law, on such other business as may properly come before the Annual Meeting and any postponement or adjournment. The Board of Directors is not aware of any other matters that are likely to be brought before the Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, including a proposal to adjourn or postpone the Annual Meeting to permit us to solicit additional proxies in favor of any proposal, the persons named in the Proxy Card will vote on such matter in their own discretion.

Revocability of Proxies

A shareholder of record who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by either (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting a duly executed proxy bearing a later date, or (iii) appearing in person at the Annual Meeting and voting in person.

If you are the beneficial owner of shares held through a broker, trustee, or other nominee, you must follow the specific instructions provided to you by your broker, trustee, or other nominee to change or revoke any instructions you have already provided to your broker, trustee, or other nominee.

Costs of Proxy Solicitation

Proxies will be solicited from our shareholders by mail. We will pay all expenses in connection with the solicitation, including postage, printing and handling, and the expenses incurred by brokers, custodians, nominees

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement	3

and fiduciaries in forwarding proxy material to beneficial owners. We may employ a proxy solicitation firm to solicit proxies in connection with the Annual Meeting, and we estimate that the fee payable for such services would be less than $10,000. It is possible that our directors, officers and other employees may make further solicitations personally or by telephone, facsimile, mail, or e-mail. Our directors, officers and other employees will receive no additional compensation for any such further solicitations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Shares Beneficially Owned by Our 5% Shareholders

The following table sets forth the amount and percent of shares of Common Stock that, as of April 1, 2010, is deemed under the rules of the Securities and Exchange Commission to be “beneficially owned” by any person or “group” (as that term is used in the Securities Exchange Act of 1934, as amended (“Exchange Act”)) known to us to be a “beneficial owner” of more than 5% of the outstanding shares of Common Stock.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage of Class

Endicott Opportunity Partners and related entities and Wayne K. Goldstein and Robert I. Usdan(1) 360 Madison Street, 21st Floor New York, NY 10017	2,025,518	8.2%
Jacobs Asset Management, LLC and Sy Jacobs(2) One Fifth Avenue New York, NY 10003	1,425,900	5.8%
Mendon Capital Advisors Corp. and Anton V. Schutz(3) 150 Allens Creek Road Rochester, NY 14618	1,356,649	5.5%
Patriot Financial Group(4) Circa Centre, 2929 Arch Street, 27th Floor Philadelphia, PA 19104	1,245,000	5.0%

(1)

Based solely on a Schedule 13G filed with the SEC on February 16, 2010, Endicott Opportunity Partners, L.P. (“EOP”); Endicott Opportunity Partners II, L.P. (“EOP II”); Endicott Partners II, L.P. (“EPII”); W.R.D. Endicott L.L.C. (“WRD LLC”), the general partner of EOP; W.R. Endicott IIp, L.L.C. (“WRII LLC”), the general partner of EOP II; W.R. Endicott II, L.L.C. Inc. (“WRII LLC”), the general partner of EPII; Wayne K. Goldstein (“Mr. Goldstein”), a managing member of WRD LLC, WR LLC, and WRII LLC; and Robert I. Usdan (“Mr. Usdan”), a managing member of WRD LLC, WR LLC, and WRII LLC, as of December 31, 2009, (i) EOP and WRD LLC each reported that they had sole voting power of 208,000 shares and sole dispositive power of 208,000 shares; (ii) EOP II and WR LLC each reported that they had sole voting power of 1,718,518 shares and shared dispositive power of 1,718,518 shares; (iii) EPII and WRII LLC each reported that they had sole voting power of 99,000 shares and sole dispositive power of 99,000 shares; and (iv) Mr. Goldstein and Mr. Usdan each reported that they had shared voting power of 2,025,518 shares and shared dispositive power of 2,025,518 shares.

(2)

Based solely on a Schedule 13G filed with the SEC on February 16, 2010, Sy Jacobs and Jacobs Asset Management, LLC reported that they each were the beneficial owner of 1,425,900 shares, including shared voting and dispositive power of 1,245,900 shares, as of December 31, 2009.

(3)

Based solely on a Schedule 13G filed with the SEC on February 16, 2010, Mendon Capital Advisors Corp. (“Mendon”), in its capacity as an investment adviser, and Anton V. Schutz, each reported that they are the beneficial owner of 1,356,649 shares, including shared voting and dispositive power of 1,356,649 shares, as of December 31, 2009. Various persons, as investment advisory clients of Mendon Capital, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the stock of the

4	1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

Company. To the knowledge of Mendon Capital, no one such person’s interest in our Common Stock exceeds five percent of the outstanding shares.

(4)

Based solely on a Schedule 13D filed with the SEC on September 18, 2009, Patriot Financial Partners GP, LLC reported that it is the beneficial owner of 1,245,000 shares, including shared voting and dispositive power of 1,245,000 shares, as of December 31, 2009. The following are members of the “Patriot Financial Group”: each of Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (together, the “Funds”), Patriot Financial Partners GP, L.P., the general partner of the Funds (“Patriot GP”), Patriot Financial Partners, GP, LLC, general partner of Patriot GP (“Patriot LLC”), and each of W. Kirk Wycoff, Ira M. Lubert, and James J. Lynch, general partners of the Funds and Patriot GP and members of Patriot LLC. Accordingly, securities owned by the Funds may be regarded as being beneficially owned by Patriot GP, Patriot LLC, and each of W. Kirk Wycoff, Ira M. Lubert, and James J. Lynch.

Shares Beneficially Owned by Our Directors and Executive Officers

The following table sets forth the amount and percent of shares of Common Stock that, as of April 1, 2010, is deemed under the rules of the Securities and Exchange Commission to be “beneficially owned” by each member of the Board of Directors, by each nominee for election to the Board of Directors, by each of our executive officers named in the Summary Compensation Table below, and by all of our directors and executive officers as a group. The information concerning the beneficial ownership of our directors and officers is based solely on information provided by those individuals. Unless otherwise stated, the beneficial owner has sole voting and investment power over the listed Common Stock, or shares such power with his or her spouse.

	Common Stock Beneficially Owned (1)
Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Class

Paula Berliner(2)	93,245	*
Jeffery L. Carrier(3)	128,860	*
Ronald A. David(4)	76,692	*
James Evans(5)	881,137	3.6%
Arthur S. Loring(6)	83,358	*
Thomas E. Lynch(7)	327,108	1.3%
John Marino(8)	225,259	*
Carlos Morrison(9)	250,318	*
Warren S. Orlando(10)	270,800	1.1%
Rudy E. Schupp(11)	262,544	1.1%
Joseph W. Veccia, Jr.(12)	250,040	1.0%
All current executive officers and directors as a group (13 persons)	2,881,221	11.4%

* Less than 1% of the outstanding Common Stock

(1)

For purposes of this table, a person is considered to beneficially own shares of Common Stock if he or she directly or indirectly has or shares voting power, which includes the power to vote or to direct the voting of the shares, or investment power, which includes the power to dispose or direct the disposition of the shares, or if he/she has the right to acquire the shares under options which are exercisable currently or within 60 days of April 1, 2010. Each person named in the above table has sole voting power and sole investment power with respect to the indicated shares unless otherwise noted. A person is considered to have shared voting and investment power over shares indicated as being owned by the spouse or the IRA of the spouse of that person.

(2)

All shares are held by a trust for which Ms. Berliner shares voting and investment power with her spouse. Includes 3,166 shares Ms. Berliner has the right to acquire under vested stock options that Ms. Berliner has not exercised.

(3)	Includes 3,166 shares Mr. Carrier has the right to acquire under vested stock options that Mr. Carrier has not exercised.

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement	5

(4)

Includes 3,000 shares owned jointly by Mr. David and his daughter; 3,000 shares owned jointly by Mr. David and his sister; and 3,166 shares Mr. David has the right to acquire under vested stock options that Mr. David has not exercised.

(5)

Includes 320,638 shares held by a company Mr. Evans controls; 449,959 shares held individually; 21,562 shares held individually by his wife; 76,923 shares held by a company his wife controls; and 11,055 shares held as tenants in common with his spouse.

(6)	Includes 3,166 shares Mr. Loring has the right to acquire under vested stock options that Mr. Loring has not exercised.

(7)

Includes 320,372 owned jointly by Mr. Lynch and his spouse; 2,570 shares owned jointly by his spouse and children; and 3,166 shares Mr. Lynch has the right to acquire under vested stock options that Mr. Lynch has not exercised.

(8)

Includes 22,339 owned jointly by Mr. Marino and his spouse; 14,923 shares held in an investment company controlled by Mr. Marino; and 181,997 shares Mr. Marino has the right to acquire under vested stock options that Mr. Marino has not exercised.

(9)	Includes 3,166 shares Mr. Morrison has the right to acquire under vested stock options that Mr. Morrison has not exercised.

(10)

Includes 940 shares owned by Mr. Orlando as custodian for his grandchildren; 31,978 shares held in an investment company controlled by Mr. Orlando; and 181,997 shares Mr. Orlando has the right to acquire under vested stock options that Mr. Orlando has not exercised.

(11)	Includes 3,669 shares owned by Mr. Schupp jointly with his children; and 181,997 shares Mr. Schupp has the right to acquire under vested stock options that Mr. Schupp has not exercised.

(12)	Includes 215,874 shares held in family limited partnerships; and 3,166 shares Mr. Veccia has the right to acquire under vested stock options that Mr. Veccia has not exercised.

PROPOSAL 1

ELECTION OF DIRECTORS

Director Nominees

Our Board of Directors currently consists of 11 directors. The Corporate Governance Committee of the Board of Directors has nominated and the Board of Directors has approved all of the current nominees for election at the 2010 Annual Meeting. Each director to be elected will hold office until the next annual election by shareholders and until his or her successor is elected and has qualified, or until such director’s earlier death, resignation, or removal. There are no family relationships among any of the directors or the nominees.

Name	Principal Occupation
Paula Berliner(1)(3)	Private Investor
Jeffery L. Carrier(1)(2)	President of Board Advisory Group, LLC
Ronald A. David(2)	Attorney, Ronald A. David, P.A., President
James Evans	President of Evans Financial Services, Ltd
Arthur S. Loring(1)(3)(4)	Private Investor; former Senior V.P. & General Counsel, Fidelity Management & Research Company
Thomas E. Lynch (1)(2)(3)	President of Plastridge Insurance Agency
John Marino	President and Chief Financial Officer of 1st United Bancorp, Inc. and Chief Financial Officer and Chief Operating Officer of 1st United Bank
Carlos Morrison	Private Investor
Warren S. Orlando	Chairman of the Board of Directors of 1st United Bancorp, Inc. and Chairman of the Board of Directors of 1st United Bank

6	1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

Name	Principal Occupation
Rudy E. Schupp	Chief Executive Officer of 1st United Bancorp, Inc. and President and Chief Executive Officer of 1st United Bank
Joseph W. Veccia, Jr.(1)(3)	Private Investor
(1)	Member of the Compensation Committee

(2)	Member of the Audit Committee

(3)	Member of the Corporate Governance Committee

(4)	Lead Independent Director

The Board of Directors recommends a vote “FOR” each of the nominees.

Information Concerning the Nominees and Directors

The following paragraphs provide information (age, all positions he or she holds, his or her principal occupation and business experience for the past five years, and names of other publicly-held companies for which he or she serves as a director or has served as a director during the past five years) as of the date of this Proxy Statement about each director nominee. While the following paragraphs note certain individual qualifications and skills of our director nominees that contribute to the Board’s effectiveness as a whole, we also believe that all of our director nominees have a reputation for integrity, honesty, and adherence to high ethical standards. They each have demonstrated strong leadership skills, business acumen and an ability to exercise sound judgment, as well as a commitment of service to our shareholders.

Paula Berliner, 66, has served as our director since July 2003. Since 1989, Ms. Berliner has been an officer and director of Berliner Classic Motorcars, Inc., a dealer in classic pre-owned vintage automobiles, muscle cars, and motorcycles. From 1989 to 2000, she was also an officer and director of Acorn Holding Corp., a venture capital firm. From 1977 to 1990, Ms. Berliner was a co-founder, director, and executive officer of Broward Window Shade Company, Inc. and its successor, Builders Design, Inc. From 1974 to 1977, Ms. Berliner was the Title 1 Coordinator for the Broward County School System. In addition, Ms. Berliner has over 15 years of bank director experience serving the South Florida market. Ms. Berliner was on the Board of Directors of Family Bank, based in Hallandale Beach, Florida, from its establishment in 1987 to its sale to Republic Security Bank in 1997. Ms. Berliner served on the Boards of Directors of Republic Security Financial Corp. from 1997 to 2001, Republic Security Bank from 1997 to 2001 and Wachovia Bank’s Advisory Board from 2001 to 2002. Ms. Berliner holds a Masters degree in Admissions and Supervision from Florida Atlantic University. We believe Ms. Berliner’s qualifications to sit on our Board include her significant private and public bank board experience as well as her experience as a business owner and operator in South Florida.

Jeffery L. Carrier, 58, has served as our director since July 2003. Since March 2004, Mr. Carrier has been President of Board Advisory Group, a consulting firm to bank boards and audit committees. From 1984 to March 2004, he was President of Carrier Financial Group, Inc., a consulting firm providing outsourcing services for internal audit and compliance for the banking industry throughout Florida and the Southeast United States. Prior to establishing Carrier Financial Group, Mr. Carrier served from 1978 through 1984 in the capacity as chief financial officer, treasurer and controller of NYSE and NASDAQ listed financial institutions. From 1973 to 1978, Mr. Carrier worked as a CPA with Deloitte & Touche. Mr. Carrier holds a B.S. in accounting from Florida State University and is a licensed Certified Public Accountant in Florida. We believe Mr. Carrier’s qualifications to sit on our Board include his significant bank audit and internal audit experience and his experience as an officer of a public financial institution.

Ronald A. David, 59, has served as our director since July 2003. Since 1990, Mr. David, a Board Certified Civil Trial Lawyer since 1986, has practiced civil litigation at his law firm, Ronald A. David, P.A., and has practiced law in Florida since 1975. In addition, Mr. David has over 15 years of banking experience serving the South Florida market. Mr. David served on the Boards of Directors of the former 1st United Bancorp, and its wholly-owned subsidiary the former 1st United Bank, based in Boca Raton, Florida, from 1987 to its sale to Wachovia Bank in 1998. Mr. David was a director of Mizner Bank, based in Boca Raton, Florida, when it was acquired by the former 1st United Bank. Mr. David holds a B.A. in Political Science and a J.D., both from the University of Florida. We

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement	7

believe Mr. David’s qualifications to sit on our Board include his significant private and public bank Board experience as well as being a business owner and practicing law in South Florida.

James Evans, 72, has served as our director since February 2008 following our merger with Equitable Financial Group, Inc. (“Equitable”) and Equitable Bank, Equitable’s wholly-owned subsidiary, respectively. Prior to the merger, Mr. Evans was the Chairman of the Board of Directors of Equitable and a director of Equitable Bank. Mr. Evans is also currently the President of Evans Financial Services, Ltd., which is engaged in land sales and residential construction (since 1998). He also has various interests in equity lending, niche and real estate financing, and venture capital providers. From 1968 to 1998, Mr. Evans was the owner and President of two Nissan dealerships and one of the largest Mercedes-Benz dealerships in the United States. Mr. Evans sold all three dealerships in 1998. Mr. Evans holds a B.B.A. from the University of Florida. We believe Mr. Evans’ qualifications to sit on our Board include his over 10 years of experience as director and chairman of a South Florida commercial bank as well as his previous experience as a business owner and real estate investor in South Florida.

Arthur S. Loring, 62, has served as our director since 2005 and our lead independent director since 2008. He had previously served as our director from our inception in 2000 until our change of control in 2003. From 1972 until his retirement in 1998, Mr. Loring was an attorney with Fidelity Management & Research Company and employed in numerous positions, including Senior V.P. and General Counsel. Mr. Loring has served or serves as Chairman of MorseLife, Inc., a senior health care facility, President of the Jewish Federation of Palm Beach County and on the Board of Directors of New River, Inc., a private electronics delivery firm. Mr. Loring holds a B.S. in Commerce from Washington and Lee University and a J.D., cum laude, from Boston University. We believe Mr. Loring’s qualifications to sit on our Board include his experience as General Counsel of a large mutual funds group and his previous experience as a bank director of a local financial institution.

Thomas E. Lynch, 62, has served as our director since July 2004. Since 1973, Mr. Lynch has been the owner and president of the Plastridge Insurance Agency. He has been involved in political and civic service for over 30 years. He served from 1985 to 1989 as chairman of the Community Redevelopment Agency of Delray Beach; from 1990 to 1996 as Mayor of Delray Beach; and from 1998 to 2006 as Chair of the Palm Beach County School District. Currently, he serves as Mayor of the Village of Golf; member of the Board of Governors of the Citizens Property Insurance Company; member of the Board of Trustees for Nova Southeastern University; President of the Palm Beach County League of Cities; Chair of the Palm Beach Early Childhood Development Council; member of the Workforce Alliance Board of Palm Beach County; and Finance Committee of the Palm Beach County School District. Mr. Lynch has been a director of Celsius Holdings, Inc, a food and beverage manufacturer, since 2009. Mr. Lynch holds a joint B.A. in Philosophy and Psychology from Loyola University and received his CPCU insurance designation in 1978, which is the highest designation attained in the insurance industry. We believe Mr. Lynch’s qualifications to sit on our Board include his extensive board experience on both governmental and not-for-profit entities. In addition, he currently owns one of the largest insurance agencies in the State of Florida.

John Marino, 46, has been our President and a director, and Chief Operating Officer, Chief Financial Officer, and Director of 1st United Bank, since July 2003. From January 2002, until March 2003, Mr. Marino served as Chief Financial Officer of SBA Communications, Inc., a publicly traded telecommunications company, headquartered in Boca Raton, Florida. Mr. Marino acted as a consultant to SBA Communications from 1999 to 2002. From 1992 through 1998, Mr. Marino served as Chief Financial Officer of the former 1st United Bank and the former 1st United Bancorp, headquartered in Boca Raton, Florida. Mr. Marino was employed in a variety of positions with Ernst & Young, with his final position as audit manager, from 1986 to 1992. Mr. Marino holds a B.B.A. in Accounting from Stetson University and is a licensed Certified Public Accountant in Florida. We believe Mr. Marino’s qualifications to sit on our Board include his audit experience of public and private financial institutions and his over 15 years experience as a CFO of a public financial institution.

Carlos Gil Morrison, 55, has served as our director since 2006. From 1976 until 1992, Mr. Morrison was employed as a broker with Smith Barney. Since 1992, Mr. Morrison has managed his personal investments. Mr. Morrison, a resident of the Town of Palm Beach, is a well known businessman in South Florida managing his many family-owned real estate and financial investments. Mr. Morrison is very active and philanthropic in the Palm Beach community. Mr. Morrison holds a B.B.A. in Business from Hillsdale College. We believe Mr. Morrison’s qualifications to sit on our Board include his over 17 years of financial advisory experience in large financial institutions as well as his extensive board experience on not-for-profit entities.

8	1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

Warren S. Orlando, 67, has been our Chairman of the Board and has served as a director since July 2003. From April 1999 to June 2003, Mr. Orlando was retired. From September 1997 to March 1999, Mr. Orlando served as Chairman and CEO of Wachovia - Florida Banking. Mr. Orlando co-founded and served as Chief Executive Officer and President of the former 1st United Bank and the former 1st United Bancorp, Inc., an approximately $1 billion bank holding company (which grew through internal growth and 11 merger and acquisition transactions), headquartered in Boca Raton, Florida from its inception in 1987 and until its merger with Wachovia Corporation in 1998. Mr. Orlando holds a B.S. in Economics from St. Peters College and a graduate degree from Stonier Graduate School of Banking, Rutgers University. We believe Mr. Orlando’s qualifications to sit on our Board include his over 40 years’ experience as an employee, officer, and director of private and public financial institutions.

Rudy E. Schupp, 59, has been our Chief Executive Officer and our and 1st United Bank’s director since July 2003. From March 2001 to June 2003, Mr. Schupp was a managing director for Ryan Beck & Co., an investment bank. In addition, from December 2001 to March 2003, he served as a consultant to Wachovia Corporation – Florida. From March 2001 until December 2001, Mr. Schupp served as Chairman – Florida Banking for Wachovia Corporation. From April 1984 through February 2001, he co-founded and served as Chairman, Chief Executive Officer and President of Republic Security Financial Corporation, a $3.4 billion bank holding company (which grew through internal growth and through 16 merger and acquisition transactions), headquartered in West Palm Beach, Florida. Republic Security Financial Corporation merged with Wachovia Corporation in 2001. Mr. Schupp is also a director with FPL Group, Inc. Mr. Schupp holds a B.S. in Management from the University at Albany, and an M.B.A. from Syracuse University. We believe Mr. Schupp’s qualifications to sit on our Board include his over 35 years’ experience as an employee, officer, and director of private and public financial institutions.

Joseph W. Veccia, Jr., 53, has served as our director since May 2004. Since 1996, Mr. Veccia has been a private investor with investments in real estate, funeral business and cemeteries, and stocks. Mr. Veccia is a former board member of Admiralty Bank which was sold to RBC in January 2003. He is also a member of the Board of Trustees of the George Snow Scholarship Fund, the Lynn University Board of Overseers, the Board of Directors of the Boca Raton Chamber of Commerce, the Board of Trustees of Pope John Paul High School and the Boca Raton Community Hospital Board of Trustees. Mr. Veccia holds an A.S. degree in Mortuary Science from Lynn University. We believe Mr. Veccia’s qualifications to sit on our Board include his significant private and public bank board experience as well as his experience as a business owner and operator in South Florida.

Committees of the Board of Directors

Our Board of Directors oversees our business, property, and affairs pursuant to the Florida Business Corporation Act and our Articles of Incorporation and Bylaws. Members of our Board of Directors are kept informed of our business through discussions with our senior management team, by reviewing materials provided to them, and by participating in board and committee meetings. During 2009, our Board of Directors held 15 meetings. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board of Directors on which he or she served.

Our common stock is listed on the NASDAQ Global Market. NASDAQ requires that a majority of our directors be “independent,” as defined by NASDAQ’s rules. Generally, a director does not qualify as an independent director if the director or a member of a director’s immediate family has had in the past three years certain relationships or affiliations with the company, the company’s external or internal auditors, or other companies that do business with the company. Our Board of Directors has affirmatively determined that a majority of our directors are independent directors under the categorical guidelines our Board of Directors has adopted, which includes all objective standards of independence set forth in the NASDAQ rules. The categorical independence standards adopted by our Board of Directors are posted to the Investor Relations section of our website, www.1stunitedbankfl.com. Based on these standards, our Board of Directors determined that its independent directors include the following current directors and nominees for director: Paula Berliner, Jeffery L. Carrier, Ronald A. David, Arthur S. Loring, Thomas E. Lynch, Carlos Gill Morrison, and Joseph W. Veccia, Jr. Mr. Loring has been appointed by the Board of Directors to serve as the lead independent director.

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Corporate Governance Committee, all of which have a written charter. We have posted the committee charters on our Web site

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement	9

at www.1stunitedbankfl.com. Each member of our committees is independent. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

The Audit Committee met 10 times in 2009. The current members of our Audit Committee are Messrs. Carrier, David, and Lynch. Mr. Carrier is our Audit Committee chair and is our Audit Committee financial expert under the Securities and Exchange Commission rules implementing Section 407 of the Sarbanes-Oxley Act. Our Audit Committee’s primary responsibilities, among others, include:

▪	Reviewing the annual audited and quarterly financial statements with management, the internal auditor and the outside auditor;

▪	Selecting our independent registered public accounting firm (with shareholder ratification);

▪	Evaluating the performance of our independent registered public accounting firm;

▪

Reviewing with the outside auditor and management, as appropriate, significant financial reporting issues and judgments made in connection with the preparation of our financial statements and significant issues regarding our accounting and auditing principles and practices;

▪	Selecting and evaluating the internal audit director or firm;

▪	Reviewing the adequacy and effectiveness of our disclosure controls and procedures and our internal controls, including any significant deficiencies and significant changes in internal controls;

▪	Reviewing and approving all “related person transactions”;

▪	Reviewing any matters arising from an audit which is brought to the attention of our Board of Directors;

▪	Monitoring our compliance with legal and regulatory requirements; and

▪	Overseeing our accounting and financial reporting process.

Compensation Committee

The Compensation Committee met five times in 2009. The current members of our Compensation Committee are Ms. Berliner and Messrs. Carrier, Loring, Lynch, and Veccia. Ms. Berliner is our Compensation Committee chair. Our Compensation Committee’s primary responsibilities, among others, include:

▪

Reviewing and approving corporate goals and objectives relevant to the Chairman’s, the CEO’s and the President’s compensation, evaluating the Chairman’s, CEO’s and President’s performance in light of these goals and objectives, and reviewing and recommending to the Board of Directors for determination the Chairman’s, CEO’s, and President’s base salary, short-term incentive compensation, and long-term incentive compensation based on this evaluation;

▪

Reviewing and recommending to the Board of Directors for determination the base salary, short-term incentive compensation, and long-term incentive compensation of our executive officers (other than the Chairman, CEO and President), after having received recommendations from our CEO;

▪	Reviewing and overseeing our compensation philosophy;

▪	Approving, evaluating and recommending to the Board of Directors for ratification our equity and cash incentive compensation plans;

▪

Reviewing and recommending to the Board of Directors employment agreements, severance agreements, and change-in-control agreements with the Chairman, CEO, President and any other executive officers, as the committee deems appropriate;

▪

Evaluating non-employee director compensation and recommending to the full Board of Directors the appropriate level of non-employee director compensation, including compensation for service as a member or chair of a board committee; and

▪	Establishing and periodically reviewing stock ownership guidelines for directors and officers.

The Compensation Committee uses its business judgment and other resources it deems appropriate in executing its duties, including establishing our compensation philosophy and policies, overseeing the implementation of executive officer and non-employee director compensation programs, and overseeing disclosures regarding compensation in our Securities and Exchange Commission filings. In executing its duties, the Compensation Committee considers many factors, including market comparisons using data derived from third party

10	1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

resources, competitive considerations, executive expectations and executive performance. As of the date of this Proxy Statement, the Compensation Committee has not delegated any of its responsibilities to other parties.

The Compensation Committee reviews and recommends to our Board of Directors for determination the compensation of our founding executive officers, Messrs. Marino, Orlando, Schupp. Each director, including those who are executive officers, annually participates in a performance evaluation. This evaluation is used in determining the overall compensation level of the founding executive officers. In addition, Mr. Schupp separately submits recommendations to the Compensation Committee regarding all other executive officers for use by the Compensation Committee in making recommendations to the Board of Directors concerning their base salary, short-term incentive compensation and long-term incentive compensation. An executive officer may not be present at a meeting of the Compensation Committee where that executive officer’s compensation is being discussed.

The Compensation Committee did not engage any compensation consultants in 2009.

Corporate Governance Committee

The Corporate Governance Committee met three times in 2009. The current members of our Corporate Governance Committee are Ms. Berliner and Messrs. Loring, Lynch, and Veccia. Mr. Loring is currently our Corporate Governance Committee chair. Our Corporate Governance Committee’s primary responsibilities, among others, include:

▪	Development of our corporate governance principles;

▪	Oversight of our corporate governance conduct;

▪	Review all shareholder proposals;

▪	Oversight of director orientation and appropriate continuing education programs relating to principles of corporate governance;

▪

Evaluating the performance of the current Board of Directors members proposed for re-election, and make recommendations to the Board of Directors regarding the appropriateness of members of the Board of Directors standing for re-election;

▪

Develop a list of qualification and selection criteria to be used by the committee for screening nominee candidates and selecting nominees for Board of Directors membership, including candidates proposed by shareholders;

▪	Screening and identifying qualified potential director nominees;

▪	Annually, surveying and receiving comments from each director and report to the Board of Directors with an assessment of the Board of Director’s performance; and

▪	Developing plans for our managerial succession, including in the event of retirement or emergency.

Directors’ Fees

In 2009, our non-employee directors received an annual retainer of $3,000, plus an attendance fee of $150 for each Board of Directors’ committee meeting attended by a director (other than Audit Committee attendance which is $300 per meeting). The Chairman of the Corporate Governance Committee and Compensation Committee each received $300 per meeting, and the Chairman of the Audit Committee received $600 per meeting, in lieu of the $150 and $300 paid for attendance to those committee meetings, respectively, by committee members other than the chairman. In addition to the cash compensation, each director received a grant of 7,000 shares of our common stock, with committee chairs each receiving an additional 1,000 shares, all of which vest over seven years. Our directors who are our salaried employees or employees of any of our subsidiaries do not receive any additional compensation for serving as a director.

Beginning in 2010, we have changed the compensation structure for our non-employee directors. Our non-employee directors will each receive an annual retainer of $10,000 (paid in the first month following our Annual Meeting of Shareholders), plus an attendance fee of $250 for each Board of Directors’ committee meeting attended by a director (other than Audit Committee attendance which is $500 per meeting). The Chairman of the Corporate Governance Committee and Compensation Committee will each receive $500 per meeting, and the Chairman of the Audit Committee will receive $1,000 per meeting, in lieu of the $250 and $500 paid for attendance to those committee meetings, respectively, by committee members other than the chairman. In addition to the cash

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement	11

compensation, each director will receive an annual grant of shares of our common stock that will vest over seven years and each committee chair will receive an additional annual grant of shares of our common stock. Our Lead Director will receive an additional annual retainer of $1,500.

To the extent a Bancorp director is also a director of 1st United Bank, the director will receive an additional annual retainer of $4,000, plus an attendance fee of $150 for each 1st United Bank Board of Directors’ committee meeting attended by a director. The Chairman of the ALCO Committee will receive $500 per meeting, in lieu of the $150 paid for attendance to the ALCO Committee meetings by committee members other than the chairman. Bank directors also received an annual grant of 4,000 shares of our common stock, which will vest over seven years.

The following table represents compensation paid to each non-employee director for the year ended December 31, 2009:

Director Compensation Table for 2009

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) $	Option Awards(1)(3) ($)	Total ($)
Paula Berliner	$5,550	$57,200	$0	$62,750
Jeffery L. Carrier	10,200	57,200	0	67,400
Ronald A. David	7,200	57,200	0	64,400
James Evans	5,100	50,050	0	55,150
Arthur S. Loring	5,250	57,200	0	62,450
Thomas E. Lynch	8,250	50,050	0	58,300
Carlos Morrison	4,650	50,050	0	54,700
Joseph W. Veccia, Jr.	6,000	50,050	0	56,050

(1)

This column represents the fair value of the award as calculated in accordance with U.S. generally accepted accounting principles. The assumptions used to value stock option awards granted in 2009 can be found in Note 12 “Stock-Based Compensation” to our audited consolidated financial statements for the fiscal year ended December 31, 2009 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

(2)

The aggregate number of restricted stock awards outstanding as of December 31, 2009 for each of our non-employee directors is as follows: Ms. Berliner (8,000); Mr. Carrier (8,000); Mr. David (8,000); Mr. Evans (7,000); Mr. Loring (8,000); Mr. Lynch (7,000); Mr. Morrison (7,000); and Mr. Veccia (7,000).

(3)

The aggregate number of option awards outstanding as of December 31, 2009 for each of our non-employee directors is as follows: Ms. Berliner (3,500); Mr. Carrier (3,500); Mr. David (3,500); Mr. Evans (0); Mr. Loring (3,500); Mr. Lynch (3,500); Mr. Morrison (3,500); and Mr. Veccia (3,500).

12	1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

CORPORATE GOVERNANCE

Governing Principles

We are a financial holding company managed by a core group of officers and governed by a Board of Directors. We are committed to maintaining a business atmosphere where only the highest ethical standards and integrity prevail. An unwavering adherence to high ethical standards provides a strong foundation on which our business and reputation can thrive, and is integral to creating and sustaining a successful, high-caliber company.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that give effect to the NASDAQ corporate governance listing standards and various other corporate governance matters.

Independent Director Meetings Executive Sessions

Our independent directors have established a policy to meet separately from the other directors in executive sessions at such times as may be deemed appropriate by our independent directors. Any independent director may call an executive session of independent directors at any time. In 2009, the independent directors met in an executive session seven times.

Board Leadership

The Board of Directors has separated the positions of Chairman and Chief Executive Officer (Principal Executive Officer), and believes that the skill sets and experience of the incumbents provide for an environment where the Chairman can focus on Board oversight and fiduciary duties. When the Chairman of the Board of Directors is a member of management or is otherwise not independent, the independent directors elect a lead director, which we discuss below. Currently, Mr. Orlando serves as our Chairman and Mr. Schupp serves as our Chief Executive Officer. The Chief Executive Officer drives our strategic direction and the day-to-day leadership and performance of the Company and the Chairman sets the agenda for and presides over meetings of the full Board of Directors.

Lead Independent Director

The independent directors of our Board of Directors annually elect an independent director to serve in a lead capacity. Although annually elected, the lead independent director is generally expected to serve for more than one year.

Mr. Loring has served as our lead independent director since 2008. The lead independent director’s duties include presiding at all meetings of the Board of Directors at which the Chairman is not present, calling meetings of the independent directors, coordinating with the Chairman the planning of Board meeting agenda items, and serving as an independent point of contact for shareholders wishing to communicate with the Board of Directors other than through the Chairman.

Risk Management

The Board believes that risk management is an important component of our corporate strategy. While we assess specific risks at our committee levels, the Board, as a whole, oversees our risk management process, and discusses and reviews with management major policies with respect to risk assessment and risk management. The Board is regularly informed through committee reports about our risks. Finally, the Board believes the separated roles of Chairman and Chief Executive Officer assists us in our ability to implement major policies addressing our risks.

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement	13

Shareholder Communications

Our Board of Directors provides for a process by which shareholders may communicate with the Board of Directors, a Board of Directors’ committee, the independent directors as a group, and individual directors. Shareholders who wish to communicate with our Board of Directors, a Board of Directors’ committee, or any other directors or individual directors may do so by sending written communications addressed to the Board of Directors of 1st United Bancorp, a Board of Directors’ committee, or such group of directors or individual directors to the following address:

1st United Bancorp, Inc.

c/o Corporate Secretary

One North Federal Highway

Boca Raton, FL 33432

Communications will be compiled by our Corporate Secretary and submitted to the Board of Directors, a committee of the Board of Directors, or the appropriate group of directors or individual directors, as appropriate, at the next regular meeting of the Board of Directors. The Board of Directors has requested that the Corporate Secretary submit to the Board of Directors all communications received, excluding those items that are not related to board duties and responsibilities, such as: mass mailings; job inquiries and resumes; and advertisements, solicitations, and surveys.

Code of Ethics and Code of Conduct

The Board of Directors has adopted a Code of Ethics applicable to our Chief Executive Officer and our financial and accounting officers and a Code of Conduct applicable to all employees, officers, and directors, which are available, without charge, upon written request to:

1st United Bancorp, Inc.

c/o Corporate Secretary

One North Federal Highway

Boca Raton, FL 33432

These codes are designed to comply with NASDAQ and U.S. Securities and Exchange Commission requirements.

Board of Directors and Committee Evaluations

The Corporate Governance Committee of the Board of Directors uses written questionnaires to evaluate the Board of Directors as a whole and its committees. The evaluation process occurs annually. Directors submit completed questionnaires to the Chair of the Corporate Governance Committee, who summarizes the results without attribution. The full Board of Directors discusses the summary of the Board of Directors evaluation, and each committee discusses the summary of its own evaluation.

Director Nominating Process

The Corporate Governance Committee of the Board of Directors annually reviews and makes recommendations to the full Board of Directors regarding the composition and size of the Board of Directors so that the Board of Directors consists of members with the proper expertise, skills, attributes, and personal and professional backgrounds needed by the Board of Directors, consistent with applicable regulatory requirements.

The Corporate Governance Committee believes that all directors, including nominees, should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of our shareholders. The Corporate Governance Committee will consider criteria including the nominee’s current or recent experience as a senior executive officer, whether the nominee is independent, as that term is defined in Rule 5605(a)(2) of the NASDAQ listing standards, the business experience currently desired on the Board of Directors, geography, the nominee’s banking industry experience, and the nominee’s general ability to enhance the overall composition of the Board of Directors. The Corporate Governance Committee does not have a formal policy on diversity.

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Our Corporate Governance Committee will identify nominees for directors primarily based upon suggestions from shareholders, current directors, and executives. The Chair of the Corporate Governance Committee and at least one other member of the Corporate Governance Committee will interview director candidates. The full Board of Directors will formally nominate candidates for director to be included in the slate of directors presented for shareholder vote based upon the recommendations of the Corporate Governance Committee following this process.

Director Attendance at Annual Meeting of Shareholders

We encourage all incumbent directors, as well as nominees for election as director, to attend the Annual Meeting of Shareholders. All of our incumbent directors attended our Annual Meeting in May 2009.

Director Service on Other Boards

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serving on the Board of Directors for an extended period of time. No director may serve on more than three other public company boards of directors. A director must advise the Chairman of the Board of Directors and the Chairman of the Corporate Governance Committee of the Board of Directors before accepting an invitation to serve as a director of another public company. The Corporate Governance Committee will review whether such board membership may unduly impact the ability of the director to fulfill the director’s duties to us.

TRANSACTIONS WITH MANAGEMENT AND RELATED PERSONS

Some of our directors and officers, and other persons and entities with which they are affiliated, are customers of, and have in the ordinary course of business banking transactions with, 1st United Bank. These transactions include loans, commitments, lines of credit, and letters of credit, any of which may, from time to time, exceed $120,000. All loans included in these transactions were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons who were not affiliates of 1st United Bank and, in the opinion of management, did not involve more than the normal risk of collectability or presented other unfavorable features. Our Board of Directors approved all these transactions. Additional transactions with these persons and businesses are anticipated in the future. As of December 31, 2009, the amount of credit extended to directors, executive officers and their affiliates in the aggregate was approximately $11.2 million.

We recognize that transactions between us and any of our directors or executive officers can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than our and our shareholders’ best interests. Therefore, as a general matter, it is our preference to avoid these transactions. Nevertheless, we recognize that there are situations where these transactions may be in, or may not be inconsistent with, our best interests. Therefore, we have adopted formal written procedures that require the Audit Committee of our Board of Directors to review and, if appropriate, to approve or ratify each of these transactions. Pursuant to the procedures, the Audit Committee will review any transaction in which we are or will be a participant and the amount involved exceeds $120,000, and in which any of our directors or executives had, has or will have a direct or indirect material interest. After its review, the Audit Committee will only approve or ratify those transactions that are in, or are not inconsistent with, our and our shareholders’ best interests, as the Committee determines in good faith.

For the year ended December 31, 2009, we paid approximately $252,000 to The Plastridge Agency, Inc., a company controlled by Thomas E. Lynch, one of our directors, for insurance services. The amounts paid to The Plastridge Agency include insurance premiums remitted to our insurance carriers. In addition, for the year ended December 31, 2009, we made lease payments totaling $158,000 to South County Road, Inc., a company controlled by Carlos Morrison, one of our directors, for rent on one of 1st United Bank’s branches.

In May 2008, we sold 660,000 shares of our Series A Non-Cumulative Perpetual Preferred Stock (“Series A Preferred Stock”) in a private offering, including to certain of our directors, at a purchase price of $10.00 per

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement	15

share for an aggregate offering price of $6.6 million. In September 2008, we acquired 127,615 shares of Series A Preferred Stock from certain holders in exchange for 196,325 shares of our Common Stock. In October 2008, we acquired 72,882 shares of Series A Preferred Stock held by certain holders in exchange for 111,492 shares of our Common Stock. In February 2009, all remaining shares of Series A Preferred Stock were exchanged for shares of Series B Preferred Stock. In November 2009, we repurchased all shares of our Series B Preferred Stock.

EXECUTIVE OFFICERS

The names, ages, and current positions of our executive officers as of the record date are listed in the table below. If an executive officer is also a nominee for director, then his biography is presented in “Proposal 1 –Election of Directors – Information Concerning the Nominees and Directors” beginning on page6. Executive officers are elected annually by the Board of Directors at its meeting following the Annual Meeting of Shareholders to serve for a one-year term and until their successors are elected and qualified. There are no family relationships among the executive officers nor is there any agreement or understanding between any officer and any other person pursuant to which the officer was elected.

Name	Age	Position
Wade E. Jacobson	41	Executive Vice President, Chief Lending Officer, 1st United Bank
John Marino	46	President
Warren S. Orlando	67	Chairman of the Board of Directors
Lawrence Ostermayer	57	Senior Vice President, Credit Administration, 1st United Bank
Rudy E. Schupp	59	Chief Executive Officer

Wade E. Jacobson has been the Executive Vice President, Chief Lending Officer for 1st United Bank since March 2007. Prior to that time, Mr. Jacobson served as Senior Vice President, Team Leader Business Banking for 1st United Bank from July 2003 (when he joined 1st United Bank) until his promotion in March 2007. Mr. Jacobson began his career with Barnett Bank in the Management Associate Training Program in 1990 and rose to the position of Vice President Relationship Manager within that organization. He held positions of increasing responsibility in lending production with SunTrust from 1998 until 2000, and Republic Security Bank and Wachovia from 2000 until 2003. Mr. Jacobson is a graduate of Clemson University and holds a Bachelor’s Degree in Finance.

Lawrence Ostermayer joined 1st United Bank in September of 2003 and currently holds the position of Senior Vice President, Credit Administration. Mr. Ostermayer was employed by RBC Centura Bank as Senior Credit Risk Manager – South Florida/ Special Loan Group Manager Florida & Georgia from 2002 until joining 1st United. From 1998 until 2002 Mr. Ostermayer worked with Republic Security/Wachovia in Business Banking and Special Assets. Mr. Ostermayer was with Barnett Bank/Bank of America from 1986 until 1998 managing all aspects of the credit process in the Florida counties of Palm Beach, Martin, Okeechobee, and Highlands. Mr. Ostermayer is a graduate of Salem College and holds a Bachelor of Science in Business Administration.

16	1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table shows compensation information for our principal executive officer, chairman, and our two most highly compensated executive officers as of December 31, 2009 and 2008. We refer to each of the individuals named in the table below as “named executive officers” as our “founding executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Nonequity Incentive Plan Compensation	All Other Compensation ($)(2)	Total ($)
Warren S. Orlando	2009	$130,000	$0	$988,016	$105,750	$46,200	$1,269,966
Chairman of the Board	2008	125,000	33,333	518,574	10,080	39,663	726,650

Rudy E. Schupp	2009	270,000	0	988,016	211,500	34,999	1,504,515
Chief Executive Officer	2008	250,000	33,333	518,574	20,160	39,036	861,103

John Marino	2009	260,000	0	988,016	211,500	18,433	1,477,949
President	2008	250,000	33,333	518,574	20,160	23,851	845,918

(1)	During 2009, Messrs. Orlando, Schupp, and Marino each received 536,566 stock options which vest ratably over 10 years with an exercise price of $5.40 per share.

The values for stock option awards in this column represent the grant date fair value of awards computed in accordance with FASB ASC Topic 718. Values for awards subject to performance conditions are computed based on the probable outcome of the performance condition as of the grant date for the award. A discussion of the assumptions used in calculating the award may be found in Note 12 to our audited consolidated financial statements for the fiscal year ended December 31, 2009 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

(2)

The amounts reported in 2009 reflect, for each named executive officer, the sum of (i) the incremental cost to us of all perquisites and other personal benefits; and (ii) amounts contributed by us to the 401(k) plan. The following table outlines those (i) perquisites and other personal benefits and (ii) additional all other compensation required by the Securities and Exchange Commission rules to be separately quantified:

Name	401(k) Match	Club Dues	Automobile	Healthcare Premiums
Warren S. Orlando	$2,094	$22,742	$10,357	$11,007
Rudy E. Schupp	3,882	16,481	3,176	11,460
John Marino	3,737	925	2,311	11,460

We have entered into written employment agreements with each of our named executive officers.

Warren S. Orlando

On March 4, 2004, 1st United Bank and we entered into an Employment Agreement with Mr. Orlando. That agreement was amended on November 16, 2007 and December 18, 2008. Mr. Orlando serves as our and 1st United Bank’s Chairman. His agreement is for a continuously renewing three-year period and provides for a minimum annual base salary of $125,000. In addition, Mr. Orlando is entitled to one percent of our consolidated net income (before taxes for each fiscal quarter (excluding certain items classified as “extraordinary” under generally accepted accounting principles in the United States) and excluding restructuring charges and other charges relating to mergers, acquisitions or other similar transactions).

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement	17

Mr. Orlando is entitled to participate in all of the employee benefit programs and perquisites generally available to our executive officers, including the following benefits:

▪	Stock options in an amount equal to three and one-third percent (3.33%) of our issued and outstanding Common Stock. Net share settlement of the options is permitted.

▪	Benefits under our SERP.

Mr. Orlando is entitled to grants of stock options in an amount equal to three and one-third percent (3.33%) of the issued and outstanding shares of our Common Stock from time to time, excluding any shares of Common Stock outstanding as a result of Mr. Orlando’s exercise of options. Any options granted to Mr. Orlando prior to January 1, 2007 pursuant to this provision of his employment vested immediately and are exercisable on the grant date. Any options granted on or after January 1, 2007 vest in equal installments over a 5-year period, or 20% each year, from the date of grant or over 10 years, or 10% each year from the date of grant. All unvested options become immediately vested and exercisable upon (i) Mr. Orlando’s termination not for cause, (ii) a change of control, or (iii) Mr. Orlando’s death or disability.

All decisions concerning Mr. Orlando’s employment and/or termination require the prior written consent of at least eighty percent of the entire Board of Directors (not including Mr. Orlando). Mr. Orlando is entitled to certain severance benefits if his employment is terminated upon a change of control or if he resigns within 90 days of any of the following (“without cause”): (a) failure of our or 1st United’s Board to re-elect him as Chairman; (b) failure to be re-elected to our or 1st United’s Board; (c) material failure (after proper notice and failure to cure) by us or 1st United Bank with respect to Mr. Orlando’s duties; (d) material breach by us or 1st United Bank of the terms of his employment agreement (including salary and benefits having a material adverse effect on Mr. Orlando’s compensation); (e) relocation of principal place of employment outside of Palm Beach County, Florida; or (f) any other reason that is not a “for cause” termination.

Rudy E. Schupp

On March 4, 2004, 1st United Bank and we entered into an Employment Agreement with Mr. Schupp. That agreement was amended on November 16, 2007 and December 18, 2008. Mr. Schupp serves as our Chief Executive Officer and as Chief Executive Officer and President of 1st United Bank. His agreement is for a continuously renewing three-year period and provides for a minimum annual base salary of $250,000. In addition, Mr. Schupp is entitled to two percent of our consolidated net income (before taxes for each fiscal quarter (excluding certain items classified as “extraordinary” under generally accepted accounting principles in the United States) and excluding restructuring charges and other charges relating to mergers, acquisitions or other similar transactions).

Mr. Schupp is entitled to participate in all of the employee benefit programs and perquisites generally available to our executive officers. In addition, Mr. Schupp is entitled to the following benefits:

▪	Stock options in an amount equal to three and one-third percent (3.33%) of our issued and outstanding Common Stock. Net share settlement of the options is permitted.

▪	Benefits under our SERP.

Mr. Schupp is entitled to grants of stock options in an amount equal to three and one-third percent (3.33%) of the issued and outstanding shares of our Common Stock from time to time, excluding any shares of Common Stock outstanding as a result of Mr. Schupp’s exercise of options. Any options granted to Mr. Schupp prior to January 1, 2007 pursuant to this provision of his employment vested immediately and are exercisable on the grant date. Any options granted on or after January 1, 2007 vest in equal installments over a 5-year period, or 20% each year, from the date of grant or over 10 years, or 10% each year from the date of grant. All unvested options become immediately vested and exercisable upon (i) Mr. Schupp’s termination not for cause, (ii) a change of control, or (iii) Mr. Schupp’s death or disability.

All decisions concerning Mr. Schupp’s employment and/or termination require the prior written consent of at least eighty percent of the entire Board of Directors (not including Mr. Schupp). Mr. Schupp is entitled to certain severance benefits if his employment is terminated upon a change-in-control or if he resigns within 90 days of any of the following (“without cause”): (a) failure of either our or 1st United Bank’s Board to re-elect him as Chief Executive Officer or President; (b) failure to be re-elected to either our or 1st United Bank’s Board; (c) material

18	1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

failure (after proper notice and failure to cure) by us or 1st United Bank with respect to Mr. Schupp’s duties; (d) material breach by us or 1st United Bank of the terms of his employment agreement (including salary and benefits having a material adverse effect on Mr. Schupp’s compensation); (e) relocation of principal place of employment outside of Palm Beach County, Florida; or (f) any other reason that is not a “for cause” termination.

John Marino

On March 4, 2004, 1st United Bank and we entered into an Employment Agreement with John Marino. That agreement was amended on November 16, 2007 and December 18, 2008. Mr. Marino serves as our President and Chief Operating Officer and as Chief Operating Officer and Chief Financial Officer of 1st United Bank. His agreement is for a continuously renewing three-year period and provides for a minimum annual base salary of $250,000. In addition, Mr. Marino is entitled to two percent of our consolidated net income (before taxes for each fiscal quarter (excluding certain items classified as “extraordinary” under generally accepted accounting principles in the United States) and excluding restructuring charges and other charges relating to mergers, acquisitions or other similar transactions).

Mr. Marino is entitled to participate in all of the employee benefit programs and perquisites generally available to our executive officers, including the following benefits:

▪	Stock options in an amount equal to three and one-third percent (3.33%) of our issued and outstanding Common Stock. Net share settlement of the options is permitted.

▪	Benefits under our SERP.

Mr. Marino is entitled to grants of stock options in an amount equal to three and one-third percent (3.33%) of the issued and outstanding shares of our Common Stock from time to time, excluding any shares of Common Stock outstanding as a result of Mr. Marino’s exercise of options. Any options granted to Mr. Marino prior to January 1, 2007 pursuant to this provision of his employment vested immediately and are exercisable on the grant date. Any options granted on or after January 1, 2007 vest in equal installments over a 5-year period, or 20% each year, from the date of grant or over 10 years, or 10% each year from the date of grant. All unvested options become immediately vested and exercisable upon (i) Mr. Marino’s termination not for cause, (ii) a change-in-control, or (iii) Mr. Marino’s death or disability.

All decisions concerning Mr. Marino’s employment and/or termination require the prior written consent of at least eighty percent of the entire Board of Directors (not including Mr. Marino). Mr. Marino is entitled to certain severance benefits if his employment is terminated upon a change-in-control or if he resigns within 90 days of any of the following (“without cause”): (a) failure of either our Board to re-elect him as President and Chief Operating Officer or 1st United Bank’s Board to re-elect him as Chief Operating Officer and Chief Financial Officer; (b) failure to be re-elected to our or 1st United Bank’s Board; (c) material failure (after proper notice and failure to cure) by us or 1st United Bank with respect to Mr. Marino’s duties; (d) material breach by us or 1st United Bank of the terms of his employment agreement (including salary and benefits having a material adverse effect on Mr. Marino’s compensation); (e) relocation of principal place of employment outside of Palm Beach County, Florida; or (f) any other reason that is not a “for cause” termination.

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement	19

Outstanding Equity Awards at Fiscal Year-End 2009

The following table provides information, for our named executive officers, on stock option holdings at the end of 2009.

Name	Number of Securities Underlying Unexercised Options (#)			Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
	Exercisable	Unexercisable
Warren S. Orlando	34,448	—		—	$10.60	7/1/2013
	53,333	—		—	12.50	4/30/2014
	69,335	—		—	13.50	12/19/2015
	12,861	51,444	(1)	—	14.50	3/1/2018
	12,000	48,000	(2)	—	7.00	9/30/2018
	—	466,666	(1)	—	5.40	9/17/2019
	—	70,000	(1)	—	5.40	10/6/2019
Rudy E. Schupp	34,448	—		—	10.60	7/1/2013
	53,333	—		—	12.50	4/30/2014
	69,335	—		—	13.50	12/19/2015
	12,861	51,444	(1)	—	14.50	3/1/2018
	12,000	48,000	(2)	—	7.00	9/30/2018
	—	466,666	(1)	—	5.40	9/17/2019
	—	70,000	(1)	—	5.40	10/6/2019
John Marino	34,448	—		—	10.60	7/1/2013
	53,333	—		—	12.50	4/30/2014
	69,335	—		—	13.50	12/19/2015
	12,861	51,444	(1)	—	14.50	3/1/2018
	12,000	48,000	(2)	—	7.00	9/30/2018
	—	466,666	(1)	—	5.40	9/17/2019
	—	70,000	(1)	—	5.40	10/6/2019

(1)	Vest ratably over 10 years (10% per year).

(2)	Vest ratably over 5 years (20% per year).

Pension Benefits

We provide to Messrs. Orlando, Schupp, and Marino retirement benefits under our SERP, a non-qualified plan. The key provisions of the SERP are as follows.

Monthly Benefit

For Messrs. Schupp and Marino, upon separation from service, for reasons other than death, on or after their normal retirement age, which for Mr. Schupp means his 65th birthday and for Mr. Marino his 55th birthday, each will receive 30% of his average base annual salary, excluding bonuses, commissions, fringe and incentive

20	1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

compensation but including deferrals under any retirement or cafeteria plan, of the highest three of the last five years in which he is employed by us or 1st United Bank. In the case of Mr. Orlando, upon separation from service, for reasons other than death, on or after his normal retirement age of 75, he will receive 30% of two times his average base annual salary, excluding bonuses, commissions, fringe and incentive compensation but including deferrals under any retirement or cafeteria plan, of the highest three of the last five years in which he is employed by us or 1st United Bank, each year for a period of 20 years. For purposes of the description of the SERP, these calculations will be referred to as the Final Base Salary.

Early Retirement Benefit

If the executive officer elects to retire prior to normal retirement age for any reason other than a change-in-control, death, constructive early termination or disability, the executive officer shall receive30% of Final Base Salary subject to the following vesting schedule:

Full Calendar Years Subsequent to the Vesting Commencement Date	Vested Portion of Benefit
1	20.0%
2	40.0%
3	47.5%
4	55.0%
5	62.5%
6	70.0%
7	77.5%
8	85.0%
9	92.5%
10 or more	100.0%

Vesting

Vesting commenced on July 1, 2006, which was the first day of the calendar month following the calendar quarter in which 1st United Bank and we first had consolidated total assets of at least $250.0 million, as reported by us and to our banking regulators.

Change-in-control Benefit

Upon a change-in-control, the executive officer will receive 70% of Final Base Salary each year for a period of 20 years.

Death Benefit

If the executive officer dies while in our or 1st United Bank’s active service, the executive officer’s estate will receive 30% of his Final Base Salary. For purposes of determining Final Base Salary, if at the time of his death the executive officer was employed by us or 1st United Bank for (i) less than five (5) years, the average base salary shall be based on the highest three of the total years employed or (ii) less than three years, the average base salary shall be the highest base salary in any year employed.

Other Post-Employment Compensation

We have entered into employment agreements and maintain SERPs that will require us to provide compensation to our named executive officers in the event of a termination of employment or our “change of control” (for purposes of the employment agreement) or our change-in-control (for purposes of the SERP).

Involuntary Not For Cause Termination or Termination for Good Reason

In addition to amounts due under the SERP, the founding executive officers will be entitled to three times base salary (or in the case of Mr. Orlando, six times base salary) and healthcare benefits (as well as for the

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement	21

executive’s spouse) until the executive becomes Medicare eligible, at which time he and his spouse shall be provided Medicare supplemental insurance for life with the same level of benefits as before, if the executive is involuntary terminated not for cause or terminates for good reason. A termination is for cause if it is for any of the following reasons:

▪	the executive intentionally engages in dishonest conduct in connection with his performance of services for us or 1st United Bank resulting in his conviction of a felony;

▪	the executive is convicted of, or pleads guilty or nolo contendere to, a felony or any crime involving moral turpitude;

▪	the executive willfully fails or refuses to perform his duties under his employment agreement;

▪	the executive breaches his fiduciary duties to us or 1st United Bank for personal profit; or

▪

the executive willfully breaches or violates any law, rule or regulation (other than traffic or boating violations or similar offenses), or a final cease and desist order in connection with his performance of services for us or 1st United Bank.

A termination by the executive is for good reason if it is for any of the following reasons:

▪	the failure of our or 1st United Bank’s Board of Directors to appoint or re-appoint or elect or re-elect the executive to the offices he currently holds (or a more senior office, if any);

▪	the failure of our or 1st United Bank’s shareholders to elect or re-elect the executive to our Board of Directors or 1st United Bank’s Board of Directors;

▪	the failure of our or 1st United Bank’s Board of Directors or Corporate Governance Committee to nominate the executive for such election or re-election;

▪	a material diminution in the executive’s duties, functions and responsibilities;

▪	a material breach of the executive’s employment agreement or as to any other compensation or benefit program in which the executive participates; or

▪	the relocation of the executive’s principal place of employment, without his written consent, to a location outside of Palm Beach County, Florida.

Payments upon a Termination in Connection with a Control Change

In addition to amounts due under the SERP, the founding executive officers will be entitled to three times base salary (or in the case of Mr. Orlando, six times base salary) and healthcare benefits (as well as for the executive’s spouse) until the executive becomes Medicare eligible, at which time he and his spouse shall be provided Medicare supplemental insurance for life with the same level of benefits as before, if the executive’s employment is terminated by us after a change of control. The definition of control change is different under the executive employment agreements and the supplemental executive retirement program agreements.

Under the employment agreements, a “change of control” means:

▪	approval by our shareholders of a transaction that would result in our reorganization, merger or consolidation with one or more other persons, other than a transaction:

o

following which at least 50.1% of our Common Stock, equity ownership interests, or combined voting power of the surviving entity are beneficially owned in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned at least 50.1% of our outstanding Common Stock, equity ownership interests or combined voting power, as appropriate;

o

in which no person, or persons acting in concert, beneficially own 20% or more of the outstanding Common Stock or equity ownership interests in, or 20% or more of the combined voting power of the securities entitled to vote generally in the election of directors of, the surviving entity; and

o	in which at least a majority of the members of the Board of Directors of the entity resulting from such transaction were members of our Board of Directors;

▪

the acquisition of all or substantially all of our assets or beneficial ownership of 20% or more of our outstanding securities or of the combined voting power of our outstanding securities entitled to vote generally in the election of directors or approval by our shareholders of any transaction which would result in such an acquisition;

22	1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

▪	a complete liquidation or dissolution of us or approval by our shareholders of such a liquidation or dissolution;

▪	the occurrence of any event if, immediately following such event, at least 50% of the members of our Board of Directors (or its successor) were not members prior to the transaction; or

▪	the occurrence of any of the prior listed events involving 1st United Bank.

A change-in-control under the SERP agreement occurs when:

▪	one person or a group acquires stock that, combined with stock previously owned, controls more than 50% of the value or voting power of our Common Stock;

▪

during any 12-month period, either (x) any person or group acquires stock possessing 35% of our voting rights or the voting rights of 1st United Bank, or (y) the majority of our or 1st United Bank’s Board of Directors is replaced by persons whose appointment or election is not endorsed by a majority of the Board; or

▪

a person or a group acquires, during any 12-month period, our or 1st United Bank’s assets having a total gross fair market value equal to 40% or more of the total gross fair market value of all of the respective corporation’s assets.

280G Tax Gross-Up

Upon our change of control or change-in-control, the founding executive officers may be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code. We have agreed to reimburse the executive for all excise taxes that are imposed on the executive under Section 280G and any income and excise taxes that are payable by the executive as a result of any reimbursements for Section 280G excise taxes.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors and executive officers and any persons who own more than 10% of a class of stock registered under Section 12 of the Exchange Act to file reports with the Securities and Exchange Commission with respect to their ownership of the class of stock. Directors, executive officers, and persons owning more than 10% of a registered class of stock are required to furnish the company with copies of all Section 16(a) reports they file.

Based solely upon on a review of these reports received by us for 2009 and any written representations from reporting persons, we believe that during 2009 each required Section 16(a) report for 2009 was filed on time.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of 1st United Bancorp, Inc. (the “Company”) operates under a written charter adopted by the Board of Directors and is published on the Investor Relations section of the Company’s Web site at www.1stunitedbankfl.com. This report reviews the actions taken by the Audit Committee with regard to the Company’s financial reporting process during 2009 and particularly with regard to the Company’s audited consolidated financial statements as of December 31, 2009 and 2008 and for the three years ended December 31, 2009.

The Audit Committee selects the Company’s independent registered public accounting firm and meets with the Company’s independent registered public accounting firm to discuss the scope and review the results of the annual audit. The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s Charter.

All of the directors who serve on the Audit Committee are “independent” for purposes of the NASDAQ Stock Market independence standards. That is, the Board of Directors has determined that none of the members of the Committee has any relationship to the Company that may interfere with his independence from the Company and its management.

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement	23

The Audit Committee reviewed the Company’s 2009 financial statements and met with both management and Crowe Horwath LLP, the Company’s independent registered public accounting firm for 2009, to discuss those financial statements. Management represented to us that the financial statements were prepared in conformity with accounting principles generally accepted in the United States of America. The Committee discussed with Crowe Horwath LLP the matters required to be discussed under Statement on Auditing Standards No. 114, “The Auditor’s Communication with those charged with governance” as amended by the Public Accounting Oversight Board. The Committee also received from and discussed the written disclosures and the letter from Crowe Horwath LLP required by the Public Company Accounting Oversight Board regarding Crowe Horwath LLP’s communications with the Audit Committee concerning independence.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board of Directors approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Jeffery L. Carrier, Chairman

Ronald A. David

Thomas E. Lynch

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or Exchange Act, and shall not otherwise be deemed filed under these Acts.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the accounting firm of Crowe Horwath LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. A proposal to ratify that appointment will be presented at the Annual Meeting. Representatives of Crowe Horwath LLP are expected to be present at the meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Shareholder ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirement. However, the Board of Directors is submitting the appointment of Crowe Horwath LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and our shareholders’ best interests.

The Board of Directors unanimously recommends a vote “FOR” the ratification of our appointment of Crowe Horwath LLP as our independent registered public accounting firm for the current fiscal year.

24	1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

AUDIT FEES AND RELATED MATTERS

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Crowe Horwath LLP for the audit of our annual financial statements and other professional services provided for the years ended December 31, 2009 and 2008.

Type of Fees	2009	2008
Audit Fees (1)	$131,000	$76,000
Audit-Related Fees (2)	118,000	29,045
Tax Fees (3)	19,500	14,950
All Other Fees	56,100	—
Total	$325,010	$119,995

(1)

Audit fees for 2009 and 2008 consist of professional services rendered for the annual audit of our financial statements and review of financial statements included in our quarterly reports, and accounting consultation.

(2)	Audit-related fees for 2009 and 2008 consist of fees paid to Crowe Horwath LLP related to our acquisitions and registration statements.

(3)	Tax fees for 2009 and 2008 consist solely of fees related to preparing the 2008 and 2007 U.S. corporate income and state income and franchise tax returns.

(4)	All other fees include fees for tax consulting services.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee of the Board of Directors has implemented procedures under our Audit Committee Pre-Approval Policy for Audit and Non-Audit Services to ensure that all audit and permitted non-audit services provided to us are pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of an independent accountant for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by our independent accountant. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members when expedition of services is necessary.

All of the audit-related, tax and all other services provided by Crowe Horwath LLP to us in 2009 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the procedures contained in the Pre-Approval Policy. The Audit Committee has determined that all non-audit services provided by Crowe Horwath LLP in 2009 were compatible with maintaining its independence in the conduct of its auditing functions.

SHAREHOLDER PROPOSALS

Shareholder proposals that are to be included in the Proxy Statement for the 2011 meeting must be received by December 17, 2010. Shareholder proposals for the 2011 meeting that are not intended to be included in the Proxy Statement for that meeting must be received by March 2, 2011, or the Board of Directors can vote the proxies in its discretion on the proposal. Proposals must comply with the proxy rules and be submitted in writing to our Corporate Secretary at our principal offices.

DIRECTOR NOMINATIONS

Any shareholder entitled to vote generally in the election of directors may recommend a candidate for nomination as a director. A shareholder may recommend a director nominee by submitting the name and

1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement	25

qualifications of the candidate the shareholder wishes to recommend, pursuant to Article I, Section 14 of our Bylaws, to:

1st United Bancorp, Inc.

One North Federal Highway

Boca Raton, FL 33432

Attention: Corporate Secretary

To be considered, recommendations with respect to an election of directors to be held at an annual meeting must be received no earlier than 180 days and no later than 120 days prior to April 16, 2011, the first anniversary of this year’s Notice of Annual Meeting date. In other words, director nominations must be received no earlier than October 18, 2010, and no later than December 17, 2010, to be nominated for consideration at the 2011 Annual Meeting. Recommendations with respect to an election of directors to be held at a special meeting called for that purpose must be received by the 10th day following the date on which notice of the special meeting was first mailed to shareholders. Recommendations meeting these requirements will be brought to the attention of the Corporate Governance Committee. Candidates for director recommended by shareholders are afforded the same consideration as candidates for director identified by our directors, executive officers, or search firms, if any, employed by us.

HOUSEHOLDING

We have adopted a procedure approved by the Securities and Exchange Commission known as “householding.” Under this procedure, shareholders of record who have the same address and last name will receive only one copy of our Notice of Annual Meeting, Proxy Statement, and Annual Report, unless one or more of these shareholders notifies our transfer agent that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. If you wish to receive your own copy of these materials, you may contact our transfer agent, American Stock Transfer & Trust Company, in writing, by telephone, or on the Internet:

American Stock Transfer & Trust Company

59 Maiden Lane, Plaza Level

New York, NY 10038

(800) 937-5449 (U.S. and Canada)

(718) 921-8124 (International)

www.amstock.com

Shareholders who participate in householding will continue to receive separate proxy cards. If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of our Notice of Annual Meeting, Proxy Statement, and Annual Report, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each document for your household, please contact our transfer agent as indicated above. Beneficial owners can request information about householding from their banks, brokers, or other nominees.

26	1st United Bancorp, Inc. Notice of Annual Meeting and Proxy Statement

ANNUAL MEETING OF SHAREHOLDERS OF

1ST UNITED BANCORP, INC.

May 25, 2010

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online or by phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at www.1stunitedbankfl.com/proxy/

â	Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.	â

21130000000000001000 8	052510

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect a Board of Directors to serve for a one-year term that will expire at the annual shareholders’ meeting in 2011, or until their successors are duly elected and qualified.

NOMINEES:
☐	FOR ALL NOMINEES	¡	Paula Berliner
		¡	Jeffery L. Carrier
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Ronald A. David
		¡	James Evans
		¡	Arthur S. Loring
☐	FOR ALL EXCEPT (See instructions below)	¡	Thomas E. Lynch
		¡	John Marino
		¡	Carlos Morrison
		¡	Warren S. Orlando
		¡	Rudy E. Schupp
		¡	Joseph W. Veccia, Jr.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Crowe Horwath LLP as the Company’s principal independent registered public accounting firm for the Company’s fiscal year ending December 31, 2010.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTIONS ARE GIVEN ON THE PROXY, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS AND “FOR” PROPOSAL 2 AND AS DETERMINED BY THE PROXIES ON ANY OTHER MATTER WHICH MAY PROPERLY BE BROUGHT AT THE MEETING.

The undersigned shareholder(s) hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

If you would like to receive future shareholder communications over the Internet exclusively and no longer receive any material by mail, please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

Please mark here if you intend to attend the 2010 Annual Meeting of Shareholders.				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

1ST UNITED BANCORP, INC.

May 25, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.1stunitedbankfl.com/proxy/

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

â	Please detach along perforated line and mail in the envelope provided.	â

21130000000000001000 8	052510

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.			To elect a Board of Directors to serve for a one-year term that will expire at the annual shareholders’ meeting in 2011, or until their successors are duly elected and qualified.
NOMINEES:
☐	FOR ALL NOMINEES	¡	Paula Berliner
		¡	Jeffery L. Carrier
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Ronald A. David
		¡	James Evans
		¡	Arthur S. Loring
☐	FOR ALL EXCEPT (See instructions below)	¡	Thomas E. Lynch
		¡	John Marino
		¡	Carlos Morrison
		¡	Warren S. Orlando
		¡	Rudy E. Schupp
		¡	Joseph W. Veccia, Jr.

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Crowe Horwath LLP as the Company’s principal independent registered public accounting firm for the Company’s fiscal year ending December 31, 2010.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTIONS ARE GIVEN ON THE PROXY, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS AND “FOR” PROPOSAL 2 AND AS DETERMINED BY THE PROXIES ON ANY OTHER MATTER WHICH MAY PROPERLY BE BROUGHT AT THE MEETING.

The undersigned shareholder(s) hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

If you would like to receive future shareholder communications over the Internet exclusively and no longer receive any material by mail, please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

Please mark here if you intend to attend the 2010 Annual Meeting of Shareholders.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dear Shareholder,

          Your vote is important. Please read both sides of the attached Proxy Card. You can vote your shares through the Internet, by telephone or by marking, signing, and dating and returning your card. If you vote through the Internet or by telephone, there is no need to mail your card.

          You are invited to attend the Annual Meeting of Shareholders on Tuesday, May 25, 2010, at 2:00 p.m. at the Boca Raton Historical Society located at 71 North Federal Highway, Boca Raton, Florida. If you plan to attend the Annual Meeting, you should either mark the box provided on the Proxy Card or signify your attendance when you access the Internet or telephone voting system.

We urge you to vote your shares.

Warren S. Orlando
Chairman of the Board

1ST UNITED BANCORP, INC.
One North Federal Highway
Boca Raton, FL 33432
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
1ST UNITED BANCORP, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS
MAY 25, 2010

KNOW ALL MEN BY THESE PRESENTS that I, the undersigned shareholder of 1st United Bancorp, Inc. (the “Company”), Boca Raton, Florida, do hereby nominate, constitute and appoint John Marino, Warren S. Orlando and Rudy E. Schupp (collectively, the “Proxies”), or any one of them (with full power to act alone), my true and lawful attorneys and proxies with full power of substitution, for me and in my name, place and stead to vote all the shares of Common Stock of the Company that the shareholder signing this Proxy Card is entitled to vote at the annual meeting of its shareholders to be held at 71 North Federal Highway, Boca Raton, Florida, on Tuesday, May 25, 2010, at 2:00 P.M., and at any adjournments or postponements thereof, as instructed on the reverse side of this Proxy Card and in the Proxies’ discretion on other matters.

All proxies previously given or executed by the shareholder signing this Proxy Card are hereby revoked.

(Continued and to be signed on the reverse side.)

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